EXHIBIT 99.3

GULF RESOURCES, INC.

CORPORATE CHART


GULF RESOURSES, INC.
100%
Upper Class Group Limited
100%
Hong Kong Jiaxing Industrial Limited
100%
Shouguang City Haoyuan Chemical Company Limited
100%
Shouguang Yuxin Chemical Industry Co., Limited